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                                                                    Exhibit 23.1
                                               Tiffany & Co. Report on Form 10-K
                                                                Fiscal Year 1999


PRICEWATERHOUSECOOPERS LLP

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-85195, 333-85197, 333-85199, 333-85201 and 033-54847) of Tiffany & Co. of our report dated February 29, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


                                              /s/ PricewaterhouseCoopers LLP

New York, New York
April 6, 2000